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                                                             Exhibit 23.1

                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To FASTNET Corporation:

   As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this S-1 Registration Statement.


                                       /s/ Arthur Andersen LLP


Philadelphia, Pa.,
   February 7, 2000